                                                           EXHIBIT 99(a)(1)(vii)

                    COMPUTERSHARE TRUST COMPANY INCORPORATED

                           LETTER TO THE PARTICIPANTS
                        IN THE MEMBERWORKS INCORPORATED
                          EMPLOYEE STOCK PURCHASE PLAN

           OFFER TO PURCHASE COMMON STOCK OF MEMBERWORKS INCORPORATED

                                                               NOVEMBER 15, 2004

To the Participants in the MemberWorks Incorporated Employee Stock Purchase Plan (the "ESPP"):

GENERAL

     MemberWorks Incorporated (the "Company") recently announced its offer to purchase up to 500,000 shares of its common stock, $0.01 par value per share, at a price specified by such stockholders not greater than $35.00 nor less than $30.00 per share, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November, 15, 2004 (the "Offer to Purchase") and in the related Letter of Transmittal (the "Letter of Transmittal"), which together as may be amended or supplemented from time to time constitute the "tender offer". This tender offer is being extended to all of the Company's stockholders, including all participants in the ESPP whose shares are held by Computershare Trust Company Incorporated ("Computershare").

     IF YOU ARE A PARTICIPANT IN THE ESPP WHOSE SHARES ARE NOT HELD BY COMPUTERSHARE, YOU HAVE RECEIVED THIS LETTER IN ERROR. You must contact your individual broker for tender instructions. Do not follow the instructions set forth herein or use the enclosed Direction Form to tender your ESPP shares.

     This letter describes some, but not all, of the general terms of the tender offer and additional terms and conditions that are applicable only to participants in the ESPP whose shares are held by Computershare. This letter, along with the Offer to Purchase and the Letter of Transmittal, have been sent to you for your review because shares you have purchased through the ESPP are being held by Computershare. We urge you to read all of these documents carefully. Please note, however, that the Letter of Transmittal is for informational purposes only. You should not use the Letter of Transmittal to tender shares held in your Computershare ESPP account. You must instead use the enclosed Direction Form and follow the instructions set forth in this letter. For more information about the terms and conditions applicable to shares held in your Computershare ESPP account, please see the section entitled "Terms and Conditions for Tendering Shares Held in your Computershare ESPP Account" below.

THE TENDER OFFER: PRICE AND PRORATION

     The Company will, upon the terms and subject to the conditions of the tender offer, determine a single per share price, not in excess of $35.00 nor less than $30.00 per share, that it will pay for the shares validly tendered pursuant to the tender offer and not properly withdrawn, taking into account the number of shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest purchase price that will allow it to purchase 500,000 shares or if a lesser number of shares are validly tendered, such lesser number as are validly tendered and not properly withdrawn. All stockholders whose shares are purchased by the Company will receive the purchase price for each share purchased in the tender offer. The Company reserves the right to purchase up to an additional number of shares, not to exceed 2% of its outstanding shares, subject to applicable legal requirements, without extending the tender offer.

     Upon the terms and subject to the conditions of the tender offer, if more than 500,000 shares have been validly tendered and not properly withdrawn prior to Wednesday, December 15, 2004 (the "Expiration Date"), at prices at or below the purchase price, the Company will purchase shares on the following basis:

          1. first, all shares validly tendered at or below the purchase price and not withdrawn on or prior to the Expiration Date by or on behalf of any stockholder who owns of record or beneficially, an aggregate of fewer than 100 shares

     ("odd lots") and who validly tenders all of such shares (partial and conditional tenders will not qualify for this preference) and completes the box captioned "Odd Lots" on the Letter of Transmittal or Direction Form (as the case may be), although, as discussed below, this does not apply to you as a participants in the ESPP;

          2. second, after purchase of all the shares properly tendered by odd lot holders, subject to the conditional tender provisions described in
     Section 6 of the Offer to Purchase, all other shares validly tendered at or below the purchase price and not withdrawn on or prior to the Expiration Date on a pro rata basis, if necessary, with appropriate adjustments to avoid purchases of fractional shares; and

          3. finally, if necessary to permit the Company to purchase 500,000 shares, shares conditionally tendered (for which the condition was not initially satisfied) and not properly withdrawn prior to the Expiration Date, will, to the extent feasible, be selected for purchase by random lot in accordance with Section 6 of the Offer to Purchase. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have tendered all of their shares.

     If any stockholder tenders all of his or her shares and wishes to avoid proration or to limit the extent to which only a portion of such shares may be purchased because of the proration provisions, the stockholder may tender shares subject to the condition that a specified minimum number of shares or none of such shares be purchased. See Sections 1, 2 and 6 of the Offer to Purchase. All shares not purchased pursuant to the tender offer, including shares tendered at prices greater than the purchase price and shares not purchased because of proration, or because they were conditionally tendered and not accepted for purchase, will be returned to the tendering shareholder promptly following the Expiration Date.

TERMS AND CONDITIONS FOR TENDERING SHARES HELD IN YOUR COMPUTERSHARE ESPP
ACCOUNT

     The remainder of this letter summarizes the terms and conditions applicable to shares held in your Computershare ESPP Account and the procedures for completing the enclosed Direction Form. You should also review the more detailed explanation of the tender offer provided in the Offer to Purchase and related Letter of Transmittal, which are enclosed with this letter.

     Computershare is the agent and the holder of record of shares held in your Computershare ESPP account. As the holder of record, only Computershare can tender the shares held in your Computershare ESPP account. If you choose to tender your shares held in your Computershare ESPP account, Computershare will tender such shares on your behalf pursuant to your tender instructions. You may direct Computershare to "tender" (i.e., offer to sell) some or all of the shares (excluding fractional shares) currently allocated to your Computershare ESPP account by submitting tender instructions to Computershare using the enclosed Direction Form. Computershare will to tabulate your tender directions and tender shares held in your Computershare ESPP account at the prices specified by you pursuant to your tender instructions. Please carefully follow the instructions outlined here if you want to direct Computershare to tender some or all of the shares held on your behalf in your Computershare ESPP account. Failure to follow these instructions properly will make your tender instructions invalid.

     PLEASE NOTE THAT UNLESS THE TENDER OFFER IS EXTENDED, YOU MUST SEND YOUR DIRECTION FORM TO COMPUTERSHARE PLAN MANAGERS BY 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, DECEMBER 13, 2004, WHICH DATE IS TWO BUSINESS DAYS PRIOR TO THE EXPIRATION DATE. IF THE TENDER OFFER IS EXTENDED THE DEADLINE FOR RECEIPT OF YOUR DIRECTION FORM WILL BE 5:00 P.M., NEW YORK CITY TIME ON THE SECOND BUSINESS DAY PRIOR TO THE EXPIRATION OF THE TENDER OFFER AS EXTENDED. You may submit tender instructions to Computershare by mailing your completed Direction Form to Computershare Plan Managers in enclosed pre-addressed envelope. For your reference, the mailing address is as follows:

                          COMPUTERSHARE PLAN MANAGERS
                          Attn: MemberWorks Plan Team
                               Raritan Plaza III
                        101 Fieldcrest Ave., 6(th) Floor
                                Edison, NJ 08837

     You may withdraw any tender instructions you have previously submitted to Computershare Plan Managers, as long as you do so prior to 5:00 p.m. on Monday, December 13, 2004. Please see Item 5 below for further information on how to withdraw your tender instructions.

     IF YOU DO NOT WISH TO TENDER YOUR SHARES HELD IN YOUR COMPUTERSHARE ESPP ACCOUNT, TAKE NO ACTION.

     Cash received from any shares tendered and accepted for payment by the Company will be distributed to you by check. Any shares tendered by you but not accepted by the Company will be returned to your Computershare ESPP account.

     Because the terms and conditions of the Offer to Purchase and the related Letter of Transmittal will govern the tender of the shares held in your ESPP account, you should read these documents carefully. THE LETTER OF TRANSMITTAL, HOWEVER, IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES THAT ARE HELD ON YOUR BEHALF IN YOUR COMPUTERSHARE ESPP ACCOUNT. The Letter of Transmittal may only be used to tender shares held outside of your Computershare ESPP account. If you hold shares outside of your Computershare ESPP account and wish to tender those shares as well as shares held in your Computershare ESPP account, you must comply with the procedures described in the Offer to Purchase and the related Letter of Transmittal for your shares held outside of the Computershare ESPP account, and submit a Direction Form for shares you hold in your Computershare ESPP account.

     You may obtain information about the number of shares allocated to your Computershare ESPP account by calling Computershare at 1-800-401-1842. PLEASE NOTE THAT THE NUMBER OF SHARES IN YOUR ESPP ACCOUNT MAY CHANGE DURING THE TENDER OFFER PERIOD BECAUSE OF ANY WITHDRAWAL OF SHARES THAT YOU MAY MAKE. You may not tender more shares than are held in your ESPP account as of the deadline to submit the Direction Form to us. The deadline to submit your Direction Form is 5:00 p.m., New York City time, on Monday, December 13, 2004, unless the tender offer is extended, in which case the deadline will be 5:00 p.m., New York City time on the second business day prior to the expiration of the tender offer as extended. If you authorize and direct Computershare to tender more shares than are held in your Computershare ESPP account on the applicable deadline, then Computershare will tender ALL of the shares held in your Computershare ESPP account.

     If you wish to tender shares from your ESPP account, you must specify the following on the Direction Form:

     - Whether or not you wish to tender all shares held in your ESPP account, or just some shares. If you specify that you only wish to tender a certain number of shares, then we will only tender that specified number if your account contains at least that number of shares. If your ESPP account contains less than the number of shares you specified to tender, we will tender all shares in your ESPP account;

     - Whether you are willing to sell the shares in your ESPP account to the Company at the price determined by the Company in the tender offer (which may have the effect of lowering the purchase price and could result in your receiving a price per share as low as $30.00); or

     - If not, you must specify the price or prices, not greater than $35.00 nor less than $30.00 per share, at which you are willing to sell the shares in your ESPP account to the Company under the tender offer. Prices may be specified in increments of $0.50.

     When considering whether or not to participate in the tender offer, it is important that you note the following:

          1. If Computershare does not receive your Direction Form by 5:00 p.m., New York City time, on Monday, December 13, 2004, two business days before the Expiration Date, Computershare will not have sufficient time to process your Direction Form. In such case, we will not tender any shares held on your behalf in your Computershare ESPP account. If the tender offer is extended, the deadline for receipt of your Direction Form will be 5:00 p.m., New York City time, on the second business day prior to the expiration of the tender offer, as extended.

          2. Shares held in your Computershare ESPP account may be tendered at prices not greater than $35.00 nor less than $30.00 per share.

          3. The Company's board of directors has approved the making of the tender offer. However, neither the Company nor its board of directors, Computershare or any fiduciary of the ESPP is making any recommendation as to whether you should authorize and direct Computershare to tender or refrain from tendering shares held in your Computershare ESPP account or at what purchase price you should choose to tender these shares. You must review the Offer to Purchase and the Letter of Transmittal and make your own decision as to these matters.

          4. Your tender instructions will be held in strict confidence. Individual tender instructions will be disclosed only as necessary to complete the tender offer.

          5. You may increase, decrease or withdraw your election to tender at any time prior 5:00 p.m. on Monday, December 13, 2004. To do so, you must revoke your previously submitted Direction Form by sending a written notice of withdrawal to Computershare Plan Managers. The mailing address is as follows:

                          Computershare Plan Managers
                          Attn: MemberWorks Plan Team
                               Raritan Plaza III
                        101 Fieldcrest Ave., 6(th) Floor
                                Edison, NJ 08837

          The notice of withdrawal must include your name, address and social security number and your instructions to withdraw your previously submitted Direction Form. The notice of withdrawal must be received by Computershare Plan Managers by the deadline noted above to be valid. The notice of withdrawal will serve to completely withdraw all previously tendered shares from the tender offer. If you wish to submit new tender instructions, you may do so by sending Computershare Plan Managers a new Direction Form. Remember, you must revoke your previously submitted Direction Form by sending the written notice of withdrawal to Computershare Plan Managers before you resubmit a new Direction Form. Unless the tender offer is extended, the final Direction Form submitted (and not withdrawn) by you prior to 5:00 p.m. on Monday, December 13, 2004 will be the instruction tendered. You may obtain additional Direction Forms by contacting Computershare at 1-800-401-1842.

          If the exchange offer is extended, you will again be able to increase, decrease or withdraw your Direction Form until 5:00 p.m., New York City time, two days prior to the expiration of the exchange offer as extended (e.g., 5:00 p.m., New York City time on day 8 assuming a 10-day extension).

          Computershare will determine all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in its sole discretion, and its decisions shall be final and binding.

          6. If you want to participate in the tender offer and wish to maximize the chance of having the Company accept for purchase all the shares held in your Computershare ESPP account which you are tendering, you should check the box marked "Shares Tendered at Price Determined Under the Tender Offer" in the enclosed Direction Form and complete the other portions as appropriate. Doing so will result in you receiving a price per share that could be as low as $30.00 or as high as $35.00 and will have the same effect as if you had selected the minimum price of $30.00 per share.

          7. If you wish to select a specific price at which you will be tendering your shares held in your ESPP account, you should select one of the boxes in the section captioned "Price (In Dollars) Per Share At Which Shares Are Being Tendered" in the attached Directions Form and complete the other portions as appropriate.

NO "ODD LOT" PRIORITY

     Participants in the ESPP whose shares are held by Computershare may not take advantage of the "odd lot" priority described in Section 1 of the Offer to Purchase.

NO FRACTIONAL SHARES

     As a participant in the ESPP whose shares are held by Computershare, you may direct the tender of some or all of the shares held on your behalf in your ESPP account; however, you may only direct the tender of whole shares. You may not direct the tender of fractional shares held on your behalf in your Computershare ESPP account.

CONDITIONAL TENDERS

     Under certain circumstances, the Company may prorate the number of shares purchased in the tender offer. A participant in the ESPP whose shares are held by Computershare may tender shares held in his or her Computershare ESPP account subject to the condition that a specified minimum number of his or her shares tendered must be purchased if any shares tendered are purchased from the participant. If you wish to make a conditional tender, you must indicate this in the box captioned "Conditional Tender" in the Direction Form. In that box, you must calculate and appropriately indicate the minimum number of vested shares that must be purchased if any are to be purchased. After the tender offer expires, if more than 500,000 shares are properly tendered and not withdrawn and the Company must prorate acceptance of and payment for tendered shares, the Company will calculate a preliminary proration percentage based upon all shares properly tendered, conditionally or unconditionally, and not withdrawn. If the effect of this preliminary proration would be to reduce the number of shares to be purchased from any participant below the minimum number specified by that participant, the conditional tender will automatically be regarded as withdrawn, unless chosen by lot for reinstatement as discussed in Section 6 of the Offer to Purchase.

TAX CONSIDERATIONS

     The ESPP, and the rights of ESPP participants to make share purchases thereunder, is intended to qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). In considering whether to tender some or all of the shares held on your behalf in your Computershare ESPP account, you should consider whether the applicable holding periods under Section 423 of the Code with respect to such tendered shares have been satisfied so as to qualify for favorable tax treatment. You should consult your own tax advisor as to the particular U.S. federal income tax consequences to you of tendering shares pursuant to the tender offer and the applicability and effect of any state, local or foreign tax laws and other tax consequences with respect to the tender offer.

FOR FURTHER INFORMATION

     If you have any questions concerning the tender offer process or the number of shares held in your Computershare ESPP account, please contact Computershare at 1-800-401-1842.
--------------------------------------------------------------------------------

     REMEMBER: IF YOU DO NOT COMPLETE THE ENCLOSED DIRECTION FORM AND RETURN IT TO COMPUTERSHARE PLAN MANAGERS BY 5:00 P.M., NEW YORK CITY TIME ON MONDAY, DECEMBER 13, 2004, YOU WILL BE DEEMED TO HAVE ELECTED NOT TO PARTICIPATE IN THE TENDER OFFER AND NO SHARES CREDITED TO YOUR COMPUTERSHARE ESPP ACCOUNT WILL BE TENDERED IN THE TENDER OFFER.

     IF YOU SUBMIT A COMPLETED AND EXECUTED DIRECTION FORM ELECTING TO TENDER THE SHARES HELD IN YOUR COMPUTERSHARE ESPP ACCOUNT, BUT DO NOT INDICATE THE NUMBER OF SHARES HELD IN YOUR ACCOUNT YOU WISH TO TENDER, YOU WILL BE DEEMED TO HAVE DIRECTED COMPUTERSHARE TO TENDER ALL OF YOUR SHARES, AND COMPUTERSHARE WILL TENDER ALL OF THE SHARES HELD IN YOUR COMPUTERSHARE ESPP ACCOUNT. IF THE DIRECTION FORM IS NOT SIGNED, THE DIRECTIONS INDICATED WILL NOT BE ACCEPTED.

     IF YOU DO NOT WISH TO TENDER THE SHARES HELD IN YOUR COMPUTERSHARE ESPP ACCOUNT, TAKE NO ACTION.

                                 DIRECTION FORM

                            MEMBERWORKS INCORPORATED
                          EMPLOYEE STOCK PURCHASE PLAN

           OFFER TO PURCHASE COMMON STOCK OF MEMBERWORKS INCORPORATED

  BEFORE COMPLETING THIS DIRECTION FORM, YOU SHOULD REFER TO THE "LETTER FROM COMPUTERSHARE TRUST COMPANY INCORPORATED TO THE PARTICIPANTS IN THE MEMBERWORKS INCORPORATED EMPLOYEE STOCK PURCHASE PLAN" (THE "LETTER TO ESPP PARTICIPANTS").
 IF YOU WISH TO TENDER DIFFERENT GROUPS OF SHARES AT DIFFERENT PRICES, YOU MUST COMPLETE A SEPARATE DIRECTION FORM FOR EACH GROUP OF SHARES WHICH WILL HAVE A
                                DIFFERENT PRICE.

     To Computershare Trust Company Incorporated ("Computershare"), the Agent and Holder of Record for the MemberWorks Incorporated (the "Company") Common Stock Held in the MemberWorks Incorporated Employee Stock Purchase Plan (the "ESPP"):

     I am or was a participant in the ESPP who has shares of the Company's common stock, $0.01 par value per share held by Computershare in my Computershare ESPP account. As such, I have received a copy of the Offer to Purchase dated November 15, 2004 (the "Offer to Purchase") and related Letter of Transmittal (the "Letter of Transmittal"), which together as they may be amended or supplemented from time to time constitute the "tender offer relating to the tender offer by the Company to purchase up to 500,000 shares of its common stock at a price not greater than $35.00 nor less than $30.00 per share, without interest. I have also received a copy of the Letter to ESPP Participants relating to the tender offer by the Company.

     This Direction Form will authorize Computershare to tender a number of shares allocated to my Computershare ESPP account as indicated below upon the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

     I understand that the maximum number of shares that I can tender in the tender offer (unless I own shares outside of the ESPP) is the number of shares that are held in my Computershare ESPP account as of 5:00 p.m. New York City time, on Monday, December 13, 2004.

               PRICE PER SHARE AT WHICH SHARES ARE BEING TENDERED
        (SEE INSTRUCTION 5 OF THE ENCLOSED LETTER TO ESPP PARTICIPANTS)

                                     BOX A

               SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

     By checking one of the boxes below INSTEAD OF BOX B BELOW, I authorize and direct Computershare to tender at the price checked __% of the share in my Computershare ESPP account (percentage indicated should not exceed 100%). I understand this action could result in none of my shares being purchased if the actual purchase price for the shares is less than the price that I have checked below. If the purchase price for the shares is equal to or greater than the priced checked, then the shares purchased by the Company will be purchased at the price so determined. If I wish to tender shares at more than one price, I must complete a separate Direction Form for each price at which shares are tendered.

     PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED (CHECK THE APPROPRIATE BOX TO INDICATE THE TENDER PRICE, NOT TO BE LESS THAN $30.00 AND NOT TO EXCEED $35.00):

[ ] $30.00  [ ] $31.00  [ ] $32.00  [ ] $33.00  [ ] $34.00  [ ] $35.00

[ ] $30.50  [ ] $31.50  [ ] $32.50  [ ] $33.50  [ ] $34.50

                                    -- OR --

                                     BOX B

           SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER

[ ] By checking this box, I represent that I want to maximize the chance of having the Company purchase all of the shares that I am tendering (subject to the possibility of proration). Accordingly, by checking this box INSTEAD OF ONE OF THE BOXES IN BOX A ABOVE, I wish to authorize and direct Computershare to tender __% of shares in my Computershare ESPP account (percentage indicated should not exceed 100%) and am willing to accept the purchase price determined by the Company in accordance with the terms of the tender offer. I understand this action has the same effect as if I selected the minimum price of $30.00 per share or the maximum price of $35.00 per share.

                               CONDITIONAL TENDER

    I understand that I may tender shares subject to the condition that a specified minimum number of my shares tendered are purchased (as described in Section 6 of the Offer to Purchase). Unless the minimum number of shares indicated below is purchased by the Company in the tender offer, none of the shares tendered by me will be purchased. I understand that it is my responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and the Company urges me to consult my own tax advisor before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

[ ] Minimum number of shares that must be purchased, if any are purchased:
________ shares.

    If, because of proration, the minimum number of shares designated are not purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, I understand that I must have tendered all of my shares and checked the box below.

[ ] The tendered shares represent all shares held in my Computershare ESPP account.

--------------------------------------------------------------------------------

    Cash received from any shares tendered by me and accepted for payment by the Company will be distributed to me by check. Any shares tendered by not accepted by the Company will be credited back to your ESPP account. I understand and declare that if the tender of my shares is accepted, the payment therefore will be full and adequate compensation for these shares.

                                   SIGNATURE

Authorized Signature: --------------------------------------------------

Date:
--------------------------------------------------------------------------------

Name (Please Print): --------------------------------------------------

Address (Including Zip Code): --------------------------------------------------

Phone Number (Including Area
Code): --------------------------------------------------

Social Security Number: --------------------------------------------------

    THIS DIRECTION FORM MUST BE COMPLETED AND SIGNED IF YOUR SHARES HELD IN YOUR COMPUTERSHARE ESPP ACCOUNT ARE TO BE TENDERED IN THE TENDER OFFER. IF YOU DO NOT SIGN THE DIRECTION FORM, IT WILL NOT BE ACCEPTED. Please return this Direction Form in the enclosed pre-addressed envelope. For your reference, the mailing address is as follows:

                          COMPUTERSHARE PLAN MANAGERS
                          ATTN: MEMBERWORKS PLAN TEAM
                               RARITAN PLAZA III
                         101 FIELDCREST AVE., 6TH FLOOR
                                EDISON, NJ 08837

    YOUR DIRECTION FORM MUST BE RECEIVED BY 5:00 P.M., NEW YORK CITY TIME, MONDAY, DECEMBER 13, 2004.

    YOUR TENDER DIRECTIONS WILL BE HELD IN STRICT CONFIDENCE. INDIVIDUAL TENDER DIRECTIONS WILL BE DISCLOSED ONLY AS NECESSARY TO COMPLETE THE TENDER OFFER.

    IF YOU DO NOT WISH TO TENDER YOUR SHARES HELD IN YOUR COMPUTERSHARE ESPP ACCOUNT, TAKE NO ACTION.

                                        2